Exhibit 99.3


                  HEARTLAND FINANCIAL USA, INC.
                    SAFEKEEPING DEPOSIT FORM


(Name and Address)


I wish to deposit the common stock certificate(s) listed below into safekeeping. I understand that the physical certificate(s) will be cancelled and the total share amount will be credited to my account at Heartland Financial USA, Inc. in book-entry form. I understand that I may choose to have my quarterly dividends paid to me by check, direct deposited to an account of my choice or reinvested to purchase additional shares of common stock.

We suggest that you send your certificates certified mail insured for 2% of the face value. Do not endorse the back of these certificates. A copy of this form will be returned to you as your receipt.

In the event that you wish to convert book entry shares into a certificate, please notify the Administration Department in writing at the address listed below.

     Certificate Number  Shares    Certificate Number  Shares
     ------------------  ------    ------------------  ------


     ------------------  ------    ------------------  ------


     ------------------  ------    ------------------  ------


     ------------------  ------    ------------------  ------


     ------------------  ------    ------------------  ------


     ------------------  ------    ------------------  ------

IT IS THE RESPONSIBILITY OF THE SHAREHOLDER TO MAINTAIN RECORDS
ON PURCHASE DATES AND PRICES. HEARTLAND FINANCIAL USA, INC. DOES
NOT MAINTAIN THESE RECORDS.


Signature                          Date
          ---------------------         ----------------


Signature                          Date
          ---------------------         -----------------


      Heartland Financial USA, Inc., Administration Dept.,
              1398 Central Ave., Dubuque, IA  52001
                (563) 589-2100 or (800) 397-2000